Exhibit 3.21

State of Delaware Secretary of State Division of Corporations Delivered 03:44 PM 01/08/2018 FILED 03:44 PM 01/08/2018 SR 20180122139 - FileNumber 6699826

CERTIFICATE OF FORMATION

OF

INDIGO NATURAL RESOURCES LLC

This Certificate of Formation of Indigo Natural Resources LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-201, et. seq.).

FIRST. The name of the limited liability company formed hereby is Indigo Natural Resources LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 8th day of January, 2018.

By:	/s/ Henry Rosas
Name:	Henry Rosas
Title:	Authorized Person

KE 51244627